UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2008

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

(Exact name of registrant as specified in charter)

New Jersey	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01.	Other Events.

On September 12, 2008, First Real Estate Investment Trust of New Jersey (“FREIT”) issued a press release announcing that in order to facilitate the repurchase of FREIT shares its Board of Trustees has approved a share repurchase plan in accordance with Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended.  The share repurchase plan provides for the repurchase of FREIT shares of beneficial interest having an aggregate value of up to $1,880,000 over a period of six months following the date of the adoption of the share repurchase plan, subject to certain price limitations and other conditions established under the plan.  In April 2008, the Board of Trustees authorized the repurchase of FREIT shares.  The action by the Board of Trustees announced on September 12, 2008 does not expand the April 2008 share repurchase program.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1	Press Release, dated September 12, 2008, entitled “First Real Estate Investment Trust of New Jersey Adopts a Share Repurchase Plan in Accordance with SEC Rules 10b5-1 and 10b-18.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Real Estate Investment Trust of New Jersey

By:	/s/ Robert S. Hekemian
Robert S. Hekemian
Chairman and Chief Executive Officer

Date:  September 12, 2008

EXHIBIT INDEX

Exhibit 99.1:	Press Release dated September 12, 2008 entitled “First Real Estate Investment Trust of New Jersey Adopts a Share Repurchase Plan in Accordance with SEC Rules 10b5-1 and 10b-18.”